UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2025

AIBOTICS, INC.

(Exact name of registrant as specified in its charter)

______________________________________________

Nevada	000-56022	87-0645794
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

100 SE 2nd St, Suite 2000

Miami, Florida 33131

(Address of Principal Executive Offices)

(954) 233-3511

(Registrant's Telephone Number including Area Code)

____________________________________________

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2025, Aibotics Inc. (the “Company”) entered into a software development agreement (the “Agreement”) with GMF Ventures, LLC (“GMF”) for the development of iOS and Android based applications for its Philbot massage robot.

The Company will pay GMF Ventures a total of $165,000 for services under the contract. The first payment pursuant to the Agreement has been made via the issuance of 500,000 shares of the Company’s common stock to Steve Fleurimont issued pursuant to the Company’s Equity Incentive Plan as set forth in the Company’s registration statement on Form S-8 filed with the SEC on September 13, 2024.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Software Development Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aibotics Inc.
a Nevada corporation

Date: March 21, 2025	By:	/s/Ben Kaplan
	Name:	Ben Kaplan
	Title:	Chief Executive Officer and Principal Accounting Officer